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                                                                    EXHIBIT 5.01

                  OPINION OF BLACK, MCCUSKEY, SOUERS & ARBAUGH

                                 August 2, 1996

Gradall Industries, Inc.
406 Mill Avenue S.W.
New Philadelphia, Ohio  44663

Ladies and Gentlemen:

                  Reference is made to your Registration Statement on Form S-1 (File No. 333-06777) filed with the Securities and Exchange Commission with respect to the proposed sale of up to 3,593,750 shares (the "Shares") of Common Stock, par value $.001, of Gradall Industries, Inc. (the "Company") of which 2,125,000 shares are to be sold by the Company and the balance are to be sold by certain shareholders of the Company (the "Selling Stockholders").

                  We understand that a 5,540-for-1 stock split of the Company's presently outstanding shares of Common Stock is to be effected prior to the consummation of the offering contemplated by the Registration Statement and is a condition thereof.

                  We have examined the records relating to the incorporation of the Company, including its Certificate of Incorporation and all amendments thereto, the records of proceedings taken by its directors and shareholders to date, including proceedings of its directors and shareholders adopting the Amended and Restated Certificate of Incorporation increasing the authorized capital stock and providing for the stock split (the "Amended Certificate") to be filed with the Secretary of State of Delaware, and the applicable provisions of the laws of the State of Delaware under which the Company was incorporated.

                  Based upon the foregoing and upon the examination of such other matters as we have deemed necessary in order to express the opinions hereinafter set forth, we are of the opinion that upon the filing of the Amended Certificate with the Secretary of State of Delaware:


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                  1. The Shares to be issued and sold by the Company pursuant to the Registration Statement will have been duly authorized and, when issued and sold upon the terms described in said Registration Statement, will have been validly issued and will be fully paid and nonassessable.

                  2. The Shares to be sold by the Selling Stockholders pursuant to the Registration Statement will have been duly authorized, validly issued and fully paid and nonassessable.

                  We consent to the filing of this opinion as an exhibit to said Registration Statement and to the reference to us in the prospectus included therein under the caption "Legal Matters." In giving such consent, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                            Very truly yours,

                                            Black, McCuskey, Souers & Arbaugh